As filed with the Securities and Exchange Commission on January 24, 2007
REGISTRATION NO. 333 -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ProLink Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-0766246 (I.R.S. Employer Identification No.)
410 South Benson Ln.
Chandler, AZ 85224
(Address, Including Zip Code, of Principal Executive Offices)
ProLink Holdings Corp. 2005 Employee, Director and Consultant Stock Plan
(Full Titles of the Plan)
Lawrence D. Bain
President and Chief Executive Officer
ProLink Holdings Corp.
410 South Benson Ln.
Chandler, AZ 85224
(480) 961-8800
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $.0001 par value	9,706,347 shares	$.79	$7,668,014.13	$820.48
	293,653 shares	$1.675	$491,868.77	$52.63
	10,000,000 shares			$873.11

(1)	The number of shares of common stock, par value $.0001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted and/or (ii) upon the exercise of options or issuances of stock awards which may hereafter be granted under the ProLink Holdings Corp. 2005 Employee, Director and Consultant Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and or stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Over-the-Counter Bulletin Board as of a date (January 22, 2007) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE
     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as amended.

(b)	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended April 1, 2006.

(c)	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended July 1, 2006, as amended.

(d)	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006.

(e)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 6, 2006.

(f)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 18, 2006.

(g)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 26, 2006.

(h)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 1, 2006.

(i)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on March 6, 2006.

(j)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on March 15, 2006.

(k)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 4, 2006.

(l)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 25, 2006.

(m)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on May 2, 2006.

(n)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 5, 2006.

(o)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on May 5, 2006.

(p)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 12, 2006.

(q)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 29, 2006.

(r)	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 6, 2006.

(s)	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 13, 2006.

(t)	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 21, 2006.

(u)	The Registrant’s Current Report on Form 8-K, filed with the Commission on September 19, 2006.

(v)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 17, 2006.

(w)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 27, 2006.

(x)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 31, 2006.

(y)	The Registrant’s Current Report on Form 8-K, filed with the Commission on December 26, 2006.

(z)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 8, 2007.

(aa)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 19, 2007.

(bb)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 10SB12G (File No. 000-25007) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on October 30, 1998, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their benefit own an aggregate of approximately 60,000 shares of Common Stock of the Registrant.
Item 6. Indemnification of Directors and Officers.
     Incorporated by reference from the Registrant’s Registration Statement on Form 10SB12G (File No. 000-25007)
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
(4.1)	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on January 20, 2006 and effective as of 12:01 a.m. on January 23, 2006 (Filed as Exhibit 3.1 to Registrant’s Form 8-K on January 26, 2006, and incorporated herein by reference)

(4.2)	Amendment to the Company’s By-Laws (Filed as Exhibit 3.1 to Registrant’s Form 8-K on December 23, 2005, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Hein & Associates LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.).

(99.1)	ProLink Holdings Corp. 2005 Employee, Director and Consultant Stock Plan (as filed as Appendix B to the Registrant’s Definitive Proxy Statement on Form 14A, filed with the Commission on May 17, 2006 and incorporated herein by reference).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, That:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.
     (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona on January 22, 2007.

ProLink Holdings Corp.
By	/s/ Lawrence D. Bain
Lawrence D. Bain
President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Lawrence D. Bain and Dave M. Gomez, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ProLink Holdings Corp. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence D. Bain	President and Chief	January 22, 2007

Lawrence D. Bain	Executive Officer (principal
executive officer) and Director

/s/ Michael S. Browne	Chief Financial Officer	January 22, 2007

Michael S. Browne	(principal financial officer)

/s/ Steven D. Fisher	Chairman of the Board	January 22, 2007

Steven D. Fisher

/s/ Jay Wolf	Director	January 22, 2007

Jay Wolf

Signature	Title	Date

/s/ Robert Ellin	Director	January 22, 2007

Robert Ellin

/s/ Barry I. Regenstein	Director	January 22, 2007

Barry I. Regenstein

/s/ William D. Fugazy, Jr.	Director	January 22, 2007

William D. Fugazy, Jr.

/s/ Andrew I. Wing	Director	January 22, 2007

Andrew I. Wing

PROLINK HOLDINGS CORP.
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description
(4.1)	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on January 20, 2006 and effective as of 12:01 a.m. on January 23, 2006 (Filed as Exhibit 3.1 to Registrant’s Form 8-K on January 26, 2006, and incorporated herein by reference)

(4.2)	Amendment to the Company’s By-Laws (Filed as Exhibit 3.1 to Registrant’s Form 8-K on December 23, 2005, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Hein & Associates LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	ProLink Holdings Corp. 2005 Employee, Director and Consultant Stock Plan (as filed as Appendix B to the Registrant’s Definitive Proxy Statement on Form 14A, filed with the Commission on May 17, 2006 and incorporated herein by reference).